UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 11, 2012

DOLBY LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Potrero Avenue San Francisco, CA 94103-4813
(Address of principal executive offices) (Zip Code)

(415) 558-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On December 11, 2012, Dolby Laboratories, Inc. (the “Company”) announced that the Company’s Board of Directors declared a one-time special dividend in the amount of $4.00 per share on the Company’s Class A Common Stock and Class B Common Stock, to be paid on December 27, 2012 to the stockholders of record of the Company’s Class A Common Stock and Class B Common Stock as of the close of business on December 21, 2012.

In connection with the one-time special dividend, the Compensation Committee of the Board of Directors of the Company approved adjustments to certain stock options, stock appreciation rights and restricted stock units outstanding on the day following the record date for the special dividend in a manner intended to preserve the pre-cash dividend economic value of such awards.

A copy of the press release announcing the one-time special dividend is filed as Exhibit 99.1 to this report on Form 8-K and is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Dolby Laboratories, Inc., dated December 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

		By:	/s/ Andy Sherman
Andy Sherman
Executive Vice President, General Counsel and Secretary

Date:	December 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Dolby Laboratories, Inc., dated December 11, 2012